UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Navistar International Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

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The following key messages were distributed on November 7, 2020 to Navistar International Corporation’s (“Navistar’s”) management team for discussions with Navistar’s employees regarding key messages with respect to the proposed acquisition of Navistar by TRATON SE (“TRATON”).

 KEY MESSAGES

Overall

•	Navistar today announced it has entered into a definitive agreement to be acquired by TRATON, one of the world’s largest commercial vehicle manufacturers, for $44.50 per share in cash.

•
This combination will create a global champion in commercial vehicles with enhanced scale, a strong portfolio of best-in-class brands, and a clear leader in cutting-edge products, technologies, and services.

•	TRATON will gain access to the North American truck and bus market through Navistar’s expansive distribution network, strongly complementing TRATON’s existing footprint in Europe and South America.

•	The combination is a logical next step in the TRATON-Navistar relationship and builds on the success of the two companies’ strategic alliance, which has been in place since March 1, 2017.

•
After thoroughly reviewing a range of possible strategic opportunities for maximizing value, Navistar’s Board of Directors determined this transaction was in the best interests of the company, its shareholders and other stakeholders.

o	The Board strongly believes that a transaction with TRATON delivers compelling, immediate and substantial cash value to shareholders.

Benefits for Both Companies – Strategic Rationale

•	This transaction creates a company with reach across key truck markets worldwide, including scale and capabilities to deliver cutting-edge products, technologies and services to our customers.

•	For nearly four years, both TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance on procurement and technology development.

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As we’ve worked together for several years now, we have recognized that there are even more compelling strategic and financial benefits to a combination of Navistar and TRATON, and we see this as a logical next step in our relationship.

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Combining TRATON’s leading position in the European and substantial presence in South America with Navistar’s presence in North America will create a leader with global reach and complementary capabilities.

Financial Rationale

•	The Board strongly believes that a transaction with TRATON delivers compelling, immediate and substantial cash value to shareholders.

Approvals / Closing Conditions

•
The transaction is expected to close in mid 2021 subject to customary closing conditions, including approval from Navistar’s shareholders and the receipt of regulatory approvals such as HSR and foreign country antitrust approvals.

•	TRATON’s acquisition of Navistar has been approved by the boards of directors of both companies.

•	Operationally, it is business as usual for Navistar until the closing of the transaction.

•	Supporting our customers, dealers and business partners is of the upmost importance, and we remain committed to delivering the best quality and service.

Customer Specific Messages

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The combination will create new opportunities for business growth, including accelerating Navistar’s Vision 2025 customer experience, increasing scale for advanced vehicle technologies and business models, and securing sustainable strength for Navistar through the combined company’s stronger balance sheet.

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Customers in particular will have new opportunities including increased access to world-leading technologies in internal combustion engines and safety and emerging technologies such as autonomous and electrification.

Dealer Specific Messages

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The combination will create new opportunities for business growth, including accelerating Navistar’s Vision 2025 customer experience, increasing scale for advanced vehicle technologies and business models, and securing sustainable strength for Navistar through the combined company’s stronger balance sheet.

•	TRATON’s commitment, financial resources and capabilities will strengthen Navistar’s position in core markets, provide added resources to invest and grow Navistar’s business.

Supplier Specific Messages

•	The combination will create opportunities for additional business growth, not only in North America, but across the globe.

•	The transaction will also provide Navistar with the financial stability and strength to drive further investments in product, technology and markets, which will allow us to grow market share.

Government Specific Messages

•	TRATON’s commitment, financial resources and capabilities will strengthen Navistar’s position in core markets and create a global champion in commercial vehicles.

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Currently, TRATON has no presence in the North American truck and bus market and will use this transaction to grow by utilizing Navistar’s plants, dealers, and employees. TRATON will benefit from our manufacturing footprint, expansive dealer networks and expert employee base.

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Over the past almost four years, both TRATON and Navistar have benefited from a highly collaborative and productive strategic alliance on procurement and technology development, and TRATON has been a part of Navistar’s Board of Directors during this time.

o
TRATON has been supportive of the Navistar 4.0 strategy, which includes increased capitalization in our manufacturing capabilities, investments in transformational technologies, and acceleration of the customer experience.

•
The transaction is expected to close in mid 2021 subject to customary closing conditions, including approval from Navistar’s shareholders and the receipt of regulatory approvals such as HSR and foreign country antitrust approvals.

Employee Specific Messages

•	TRATON and Navistar have developed a close relationship over the course of the strategic relationship, and we believe this combination is appropriate from both a strategic and cultural point of view.

•	TRATON knows Navistar well and looks forward to continuing to work with Navistar to create opportunities for employees.

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The two companies complement each other in many areas. Currently, TRATON has no presence in the North American truck and bus market and will use this transaction to grow by utilizing Navistar’s plants, dealers, and employees.

•	The benefits of the proposed transaction would not be predicated on plant closures.

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Operationally, it is business as usual for Navistar. This means we will continue our path to Navistar 4.0, with added resources and scale needed to accelerate the pace of our progress toward financial and operational improvements and a stronger market presence.

•	Driven by the Navistar 4.0, our success will mean an unparalleled customer experience, mutually beneficial relationships with employees, dealers, and suppliers.

•	Navistar will become an even more attractive employer, with employees enjoying greater access to global assignment opportunities and career development potential.

Union Specific Messages

•	TRATON currently has a unionized workforce and has a well-established track record of working with, listening to and respecting the rights of its workforce.

•	TRATON intends to leverage Navistar’s footprint and operations to pursue growth.

•	TRATON looks forward to continuing to work with Navistar to create opportunities for employees.

•	Currently, TRATON has no presence in the North American truck and bus market and will use this transaction to grow by utilizing Navistar’s plants, dealers and employees.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Navistar by TRATON.  In connection with the proposed acquisition, Navistar intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.  INVESTORS AND STOCKHOLDERS OF NAVISTAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NAVISTAR’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  Investors and stockholders of Navistar will be able to obtain the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s web site, http://www.sec.gov.  The proxy statement is not currently available.

Participants in the Solicitation

Navistar, TRATON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Navistar’s stockholders in respect of the proposed acquisition.  Information about the directors and executive officers of Navistar is set forth in the proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on January 6, 2020, and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, which was filed with the SEC on December 17, 2019.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements in this communication, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended.  Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact.  Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control.  These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on Navistar’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against Navistar or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in Navistar’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2019, its quarterly report on Form 10-Q for the period ended April 30, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events.  Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.